UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014 (January 31, 2014)

HARRIS INTERACTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Corporate Woods, Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

(585) 272-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on November 25, 2013, Harris Interactive Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Nielsen Holdings, N.V. (“Nielsen”), a company formed under the laws of the Netherlands, and Prime Acquisition Corp. (“Purchaser”), a Delaware corporation and wholly owned subsidiary of Nielsen. Pursuant to the Merger Agreement, on December 10, 2013, Purchaser commenced an offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated rights to purchase shares of Series A Preferred Stock issued pursuant to the Rights Agreement (as defined in the Offer to Purchase (as defined below)) and attached to such shares of common stock, the “Shares”) of the Company at a price of $2.04 per Share (the “Offer Price”, which was increased from $2.00 per Share on January 16, 2014 pursuant to the terms of the Merger Agreement), net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 10, 2013 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”.

The Offer expired at 12:00 midnight, New York City time, on January 31, 2014 (one minute after 11:59 p.m., New York City time on January 31, 2014) (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Nielsen and Purchaser that, as of the Expiration Date, a total of 46,320,397 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represent approximately 74.2% of the Shares outstanding on a Fully Diluted basis (as defined in the Merger Agreement). All conditions to the Offer having been satisfied (or waived), Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date (the time at which such acceptance was made, the “Acceptance Time”), and payment for such Shares has been made to the Depositary, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company set forth in the Merger Agreement (the “Merger”) were satisfied, and on February 3, 2014, Nielsen completed acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes, except for Shares (i) then-owned by Nielsen or Purchaser or held in treasury by the Company, which were cancelled, and no payment made with respect thereto, (ii) then-owned by subsidiaries of Nielsen (other than Purchaser) or the Company, which Shares were converted into shares of stock of the Surviving Corporation, and no payment made with respect thereto or (iii) held by any Company stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Delaware Law (unless such stockholder fails to perfect, withdraws, waives or loses the right to appraisal).

At or immediately prior to the Acceptance Time, each then outstanding option to purchase Shares issued under the Company’s equity-based compensation plans (each such option, an “Option”) vested in full and became exercisable. To the extent not exercised prior to the Effective Time, upon the Effective Time each outstanding Option was cancelled and the Surviving Corporation will pay each holder promptly after the Effective Time for each such Option an amount in cash, if any, determined by multiplying (i) the excess, if any, of the Offer Price over the applicable per Share exercise price of such Option by (ii) the number of Shares such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Time, without interest, less any applicable withholding taxes.

At or immediately prior to the Acceptance Time, each Share outstanding under any of the Company’s equity-based compensation plans (each such Share, a “Restricted Share”) ceased to be subject to any forfeiture or vesting conditions. At the Effective Time, each such Restricted Share was automatically converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 25, 2013 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, each of (i) the Amended and Restated Credit Agreement, dated September 21, 2007 (as amended, modified and supplemented from time to time, the “Credit Agreement”), between JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the lenders parties thereto and the Company, (ii) the Amended and Restated Master Guaranty, dated June 30, 2010, among certain subsidiaries of the Company in favor of the Administrative Agent for itself and the lenders parties to the Credit Agreement, (iii) the Amended and Restated Master Securities Pledge Agreement, dated June 30, 2010, among certain subsidiaries of the Company and the Administrative Agent for itself and the other secured parties including the lenders parties to the Credit Agreement and (iv) the Amended and Restated Master Security Agreement, dated June 30, 2010, among certain subsidiaries of the Company and the Administrative Agent for itself and the other secured parties including the lenders parties to the Credit Agreement, were terminated on February 3, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2014, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for February 3, 2014 and suspend trading of the Shares effective February 4, 2014 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the members of the board of directors of Purchaser became the members of the board of directors of the Surviving Corporation and accordingly each of Al Angrisani, David Brodsky, Steven L. Fingerhood, Howard L. Shecter and Antoine G. Treuille resigned as members of the board of directors (the “Board”) of the Company and from all committees of the Board on which such directors served, effective immediately prior to the Effective Time. Each such director resigned in accordance with the terms of the Merger Agreement and not because of any disagreement with the Company.

In accordance with the terms of the Merger Agreement, Al Angrisani resigned as President and Chief Executive Officer of the Company, Eric W. Narowski resigned as Chief Financial Officer, Principal Accounting Officer and Global Controller of the Company and Marc H. Levin resigned as Chief Operating Officer, Chief Administrative Officer, General Counsel and Corporate Secretary effective immediately prior to the Effective Time. In addition, following the Effective Time, all of the other officers of the Company were replaced and the officers of Purchaser became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement, effective as of the Effective Time. A copy of the Company’s amended and restated certificate of incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended and restated in their entirety as set forth in Exhibit B to the Merger Agreement, effective as of the Effective Time. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Harris Interactive Inc.*

3.2	Amended and Restated Bylaws of Harris Interactive Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.

By:	/s/ Harris Black
Name:	Harris Black
Title:	Secretary

Date: February 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Harris Interactive Inc.*

3.2	Amended and Restated Bylaws of Harris Interactive Inc.*

*	Filed herewith.